Exhibit (g)(1)

AMENDED AND RESTATED CUSTODY AGREEMENT

by and between

POWERSHARES

and

THE BANK OF NEW YORK MELLON

TABLE OF CONTENTS

SECTION 1 – CUSTODY ACCOUNTS; INSTRUCTIONS		1
1.1	Definitions	1
1.2	Establishment of Account	3
1.3	Representations and Warranties	3
1.4	Distributions	5
1.5	Authorized Instructions	5
1.6	Authentication	5
1.7	On-Line Systems	5

SECTION 2 – CUSTODY SERVICES		6
2.1	Holding Securities	6
2.2	Depositories	7
2.3	Agents	7
2.4	Custodian Actions without Direction	7
2.5	Custodian Actions with Direction	8
2.6	Foreign Exchange Transactions	8

SECTION 3 – CORPORATE ACTIONS		8
3.1	Custodian Notification	8
3.2	Direction	9
3.3	Voting Rights	9
3.4	Partial Redemptions, Payments, Etc	9

SECTION 4 – SETTLEMENT OF TRADES		9
4.1	Payments	9
4.2	Contractual Settlement and Income	9
4.3	Trade Settlement	10

SECTION 5 – DEPOSITS AND ADVANCES		10
5.1	Deposits	10
5.2	Sweep and Float	10
5.3	Overdrafts and Indebtedness	10
5.4	Securing Repayment	10
5.5	Setoff	11
5.6	Bank Borrowings	11

SECTION 6 – SALE AND REDEMPTION OF SHARES		12
6.1	Sale of Shares	12
6.2	Redemption of Shares	12
6.3	Check Redemptions	12

SECTION 7 – PAYMENT OF DIVIDENDS AND DISTRIBUTIONS		12
7.1	Determination to Pay	12
7.2	Payment	12

SECTION 8 – TAXES, REPORTS AND RECORDS		12
8.1	Tax Obligations	12

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8.2	Pricing and Other Data	13
8.3	Statements and Reports	13
8.4	Review of Reports	13
8.5	Books and Records	13
8.6	Required Disclosure	14
8.7	Tools	14

SECTION 9 – PROVISIONS REGARDING THE CUSTODIAN		15
9.1	Standard of Care	15
9.2	Limitation of Duties and Liability	15
9.3	Losses	16
9.4	Gains	16
9.5	Force Majeure	16
9.6	Fees	16
9.7	Indemnification	16

SECTION 10 – AMENDMENT; TERMINATION; ASSIGNMENT		16
10.1	Amendment	16
10.2	Termination	16
10.3	Successors and Assigns	17

SECTION 11 – ADDITIONAL PROVISIONS		17
11.1	Confidentiality	17
11.2	Non-Custody Assets	18
11.3	Appropriate Action	18
11.4	Governing Law	18
11.5	Representations	18
11.6	USA PATRIOT Act	19
11.7	Non-Fiduciary Status	19
11.8	Fund Obligations	19
11.9	Notices	19
11.10	Entire Agreement	19
11.11	Necessary Parties	20
11.12	Execution in Counterparts	20

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CUSTODY AGREEMENT

CUSTODY AGREEMENT, dated as of June 17, 2013 (“Agreement”) between each PowerShares trust listed on Schedule I attached hereto, each a business trust, having its principal office and place of business at 3500 Lacey Road, Suite 700, Downers Grove, IL 60515 (the “Fund”), on behalf of itself and its Series, and The Bank of New York Mellon, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).

SECTION 1 – CUSTODY ACCOUNTS; INSTRUCTIONS

1.1 Definitions. Whenever used in this Agreement, the following words shall have the meanings set forth below:

“Account” or “Accounts” shall have the meaning set forth in Section 1.2.

“Authorized Instructions” shall have the meaning set forth in Section 1.5.

“Authorized Person” shall mean any Person authorized by the Fund to give Oral Instructions or Instructions with respect to one or more Accounts or with respect to foreign exchange, derivative investments or information and transactional web based services provided by the Custodian or a BNY Mellon Affiliate. Authorized Persons shall include Persons authorized by an Authorized Person. Authorized Persons, their signatures and the extent of their authority shall be provided by a Certificate. The Custodian may conclusively rely on the authority of such Authorized Persons until it receives Written Instructions to the contrary.

“BNY Mellon Affiliate” shall mean any direct or indirect subsidiary of The Bank of New York Mellon Corporation.

“Book-Entry System” shall mean the U.S. Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

“Business Day” shall mean any day on which the Custodian and relevant Depositories are open for business.

“Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian by letter or facsimile transmission and signed on behalf of the Fund by two (2) Authorized Persons or persons reasonably believed by the Custodian to be Authorized Persons.

“Data Providers” shall mean pricing vendors, analytics providers, brokers, dealers, investment managers, Authorized Persons, Subcustodians, Depositories and any other Person providing Market Data to the Custodian.

“Data Terms Website” shall mean http://bnymellon.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by the Custodian to the Fund.

“Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other clearing agency or securities depository registered with the Securities and Exchange Commission identified to the Fund from time to time, and (d) the respective successors and nominees of the foregoing.

“Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Fund prior to the use of such Foreign Depository on Schedule II (as the same may be amended by Custodian from time to time and identified to the Fund prior to use), and (d) the respective successors and nominees of the foregoing identified to the Fund prior to the use of such successor or nominee.

“Instructions shall mean Written Instructions, S.W.I.F.T., on-line communications or other method or system, each as specified by the Custodian as available for use in connection with the services hereunder.

“Losses” shall mean, collectively, losses, costs, expenses (including reasonable attorneys fees), damages, liabilities and claims.

“Market Data” shall mean pricing or other data related to Securities and other assets. Market data includes but is not limited to security identifiers, valuations, bond ratings, classification data, and other data received from investment managers and others.

“Non-Custody Assets” shall have the meaning set forth in Section 11.2.

“Oral Instructions” shall mean instructions expressed in spoken words received by the Custodian. Where the Custodian provides recorded lines for this purpose, such instructions must be given using such lines.

“Person” or “Persons” shall mean any entity or individual.

“Securities” shall include, without limitation, any common stock and other equity securities, depository receipts, limited partnership and limited liability company interests, bonds, debentures and other debt securities, notes or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository, a Foreign Depository or with a Subcustodian or on the books of the issuer) that are acceptable to the Custodian.

“Series” shall mean the various portfolios, if any, of the Fund listed on Schedule I hereto, and if none are listed references to Series shall be references to the Fund. Series shall also include any future Series added by mutual agreement of the parties, as of the date agreed, to any amended and restated Schedule I.

“Subcustodian” shall mean a bank or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by the Custodian or by a Custodian Affiliate, in connection with the purchase, sale or custody of Securities or cash hereunder and is identified to the Fund from time to time, and their respective successors and assigns.

“Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

“Written Instructions” shall mean written communications, including a Certificate, received by the Custodian by overnight delivery, postal services or facsimile transmission.

1.2 Establishment of Account. (a) The Fund on its behalf and on behalf of each Series, hereby appoints the Custodian as the custodian of all Securities and cash at any time delivered to the Custodian to be held under this Agreement. The Custodian hereby accepts such appointment and agrees to establish and maintain one or more accounts for each Series in which the Custodian will hold Securities and cash as provided herein, and its records will reflect the segregation of the assets of a Series from the assets of any other Series. Such accounts (each, an “Account,” and collectively, the “Accounts”) shall be in the name of the Fund, or each Series.

(b) The Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Fund and the Custodian may agree upon (each a “Special Account”), and the Custodian shall reflect therein such assets as the Fund may specify in Instructions.

(c) The Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, futures commission merchant or other third party identified in Instructions such accounts on such terms and conditions as the Fund and the Custodian shall agree, and the Custodian shall transfer to such account such Securities and money as the Fund may specify in Instructions.

1.3 Representations and Warranties. The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each giving of Oral Instructions or Instructions by the Fund, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Fund, approved by a resolution of its board, constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its declaration of trust or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

(c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

(d) It will not use the services provided by the Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;

(e) Its board or its foreign custody manager, as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended (the “40 Act”), has determined, prior to such use, that use of each Subcustodian (including any Replacement of the Custodian) and each Depository which the Custodian or any Subcustodian is authorized to utilize in accordance with Section 2.1(a) hereof, satisfies the applicable requirements of the ‘40 Act and Rules 17f-4 or 17f-5 thereunder, as the case may be;

(f) The Fund or its investment adviser has determined, prior to such use, based in part on information provided by the Custodian pursuant to Section 2.1(d)(i)-(ii) that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the ‘40 Act;

(g) It is fully informed of the protections and risks associated with various methods of transmitting Instructions and Oral Instructions and delivering Certificates to Custodian; understands that there may be more secure methods of transmitting or delivering the same than the methods selected by the Fund; agrees that the security procedures (if any) to be utilized provide a commercially reasonable degree of protection in light of its particular needs and circumstances; and acknowledges and agrees that Instructions need not be reviewed by Custodian, may conclusively be presumed by Custodian to have been given by person(s) duly authorized, and may be acted upon as given;

(h) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the ‘40 Act;

(i) Its transmission or giving of, and the Custodian acting upon and in reliance on Instructions or Oral Instructions pursuant to this Agreement shall at all times comply with the ‘40 Act;

(j) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

(k) It has the right to make the pledge and grant the security interest and security entitlement to the Custodian contained in Section 5.4 hereof, free of any right of redemption or prior claim of any other person or entity, such pledge and such grants shall have a first priority subject to no setoffs, counterclaims, or other liens or grants prior to or on a parity therewith, and it shall take such additional steps as the Custodian may require to assure such priority.

(2) The Custodian hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed each day, that:

(a) It is organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Custodian, constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, and there is no statute, regulation, rule, order or judgment binding on it, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement; and

(c) It has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted.

1.4 Distributions. The Custodian shall make distributions or transfers out of an Account pursuant to Instructions. In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent, and not as the payor, for tax information reporting and withholding purposes.

1.5 Authorized Instructions. The Custodian shall be entitled to rely upon any Oral Instructions or Instructions actually received by the Custodian and reasonably believed in good faith by the Custodian to be from an Authorized Person (“Authorized Instructions”). Notwithstanding any other provision included in this Agreement, Written Instructions relating to the disbursement of moneys of the Fund other than in connection with the purchase, sale or settlement of Securities, shall be in the form of a Certificate. The Fund agrees that an Authorized Person shall forward to the Custodian Instructions confirming Oral Instructions by the close of business of the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact Instructions confirming Oral Instructions are not received or that contrary Instructions are received by the Custodian after the Custodian has effected such Oral Instructions shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by the Custodian.

1.6 Authentication. If the Custodian receives Instructions that it reasonably believes in good faith to have been transmitted by an Authorized Person via (i) facsimile or other electronic method that is not secure, or (ii) secure electronic transmission containing applicable authorization codes, passwords or authentication keys, the Fund understands and agrees that the Custodian cannot determine the identity of the actual sender of such Instructions and that the Custodian shall be entitled to conclusively presume that such Instructions have been sent by an Authorized Person. Custodian shall provide user and authorization codes, passwords and authentication keys only to an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

1.7 On-Line Systems. If an Authorized Person elects to transmit Instructions through an on-line communication system offered by the Custodian, the use thereof shall be subject to any terms and conditions contained in a separate written agreement. If the Fund or an Authorized Person elects, with the Custodian’s prior consent, to transmit Instructions through an on-line communications service owned or operated by a third party, the Fund agrees that the Custodian shall not be responsible or liable for the reliability or availability of any such service.

SECTION 2 – CUSTODY SERVICES

2.1 Holding Securities. (a) Subject to the terms hereof, the Fund hereby authorizes the Custodian to hold any Securities in registered form in the name of the Custodian or one of its nominees. Securities held for the Fund hereunder shall be segregated on the Custodian’s books and records from the Custodian’s own property. The Custodian shall be entitled to utilize, subject to subsection (c) of this Section 2.1, Subcustodians, Depositories, and subject to subsection (d) of this Section 2.1, Foreign Depositories in connection with its performance hereunder. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of the Custodian’s or a BNY Mellon Affiliate’s agreements with such Subcustodians. Securities and cash deposited by the Custodian in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Subcustodians may be authorized to hold Securities in Depositories or Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with Subcustodians, Depositories or Foreign Depositories will be held in a commingled account in the name of the Custodian or a BNY Mellon Affiliate for the Funds. The Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Subcustodians, Depositories or Foreign Depositories. The Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. The Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”). In the event the Custodian selects a Replacement Subcustodian, the Custodian shall not utilize such Replacement Subcustodian until after the Fund’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the ‘40 Act and Rule 17f-5 thereunder. Notwithstanding any other provisions hereof, with respect to any Losses incurred by the Fund as a result of the acts or the failure to act by any Subcustodian (other than a BNY Mellon Affiliate), the Custodian shall take appropriate action to recover such Losses from such Subcustodian. The Custodian shall be liable to the Fund, or any Series, for any Losses caused by or resulting from the acts or omissions of any Subcustodian to the extent such acts or omissions would be deemed a failure of such Subcustodian to fulfill its obligations under the Subcustody Agreement with Custodian in accordance with its standards of care and in accordance with prevailing laws, rules, practices and procedures in the relevant market.

(b) Unless the Custodian has received Instructions to the contrary, the Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

(c) With respect to each Depository, the Custodian (i) shall exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Fund, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

(d) With respect to each Foreign Depository, the Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks, all in accordance with Rule 17f-7(a)(1)(i) of the ‘40 Act. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by the Custodian, and shall not include any evaluation of Country Risks. As used herein the term “Country Risks” shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

2.2 Depositories. The Custodian shall have no liability whatsoever for the action or inaction of any Depository or Foreign Depository or for any Losses resulting from the maintenance of Securities or cash with a Depository or a Foreign Depository, except in each case to the extent such action or inaction is a direct result of the Custodian’s failure to fulfill its obligations hereunder.

2.3 Agents. The Custodian may appoint agents, including BNY Mellon Affiliates, on such terms and conditions as it deems appropriate to perform its services hereunder. Except as otherwise specifically provided herein, no such appointment shall discharge the Custodian from its obligations hereunder.

2.4 Custodian Actions without Direction. With respect to Securities held hereunder, the Custodian shall:

a. Receive all eligible income and other payments due to the Account;

b. Carry out any exchanges of Securities or other corporate actions not requiring discretionary decisions;

c. Facilitate access by the Fund or its designee to ballots or online systems to assist in the voting of proxies received for eligible positions of Securities held in the Account (excluding bankruptcy matters);

d. Forward to the Fund or its designee information (or summaries of information) that the Custodian receives from Depositories or Subcustodians concerning Securities in the Account (excluding bankruptcy matters);

e. Forward to the Fund or its designee an initial notice of bankruptcy cases relating to Securities held in the Account and a notice of any required action related to such bankruptcy cases as may be received by the Custodian. No further action or notification related to the bankruptcy case shall be required;

f. Endorse for collection checks, drafts or other negotiable instruments; and

g. Execute and deliver, solely in its custodial capacity, certificates, documents or instruments incidental to the Custodian’s performance under this Agreement.

2.5 Custodian Actions with Direction. The Custodian shall take the following actions in the administration of the Account only pursuant to Authorized Instructions:

a. Settle purchases and sales of Securities and process other transactions, including, free receipts and deliveries to a broker, dealer, future commission merchant or other third party specified in Instructions;

b. Take actions necessary to settle transactions in connection with futures or options contracts, short-selling programs, foreign exchange or foreign exchange contracts, swaps and other derivative investments; and

c. Deliver Securities in the Account if an Authorized Person advises the Custodian that the Fund has entered into a separate securities lending agreement, provided that the Fund executes such agreements as the Custodian may require in connection with such arrangements.

2.6 Foreign Exchange Transactions. (a) For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide the Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. The Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by the Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to the Custodian.

(b) Any foreign exchange transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian or a BNY Mellon Affiliate acting as a principal or otherwise through customary channels. The Fund may issue standing Instructions with respect to foreign exchange transactions, but the Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund.

SECTION 3 – CORPORATE ACTIONS

3.1 Custodian Notification. The Custodian shall notify the Fund or its designee of rights or discretionary corporate actions as promptly as practicable under the circumstances, provided that the Custodian has actually received notice of such right or discretionary corporate action from the relevant Subcustodian or Depository. Absent actual receipt of such notice, the Custodian shall have no liability for failing to so notify the Fund.

3.2 Direction. Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Fund’s ownership of Securities, the Fund or its designee shall be responsible for making any decisions relating thereto and for directing the Custodian to act. In order for the Custodian to act, it must receive Instructions using the Custodian generated form or clearly marked as instructions for the decision at the Custodian’s offices addressed as the Custodian may from time to time request, by such time as the Custodian shall advise the Fund or its designee. Absent the Custodian’s receipt of such Instructions by such deadline, the Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

3.3 Voting Rights. All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee. The Custodian will make available to the Fund proxy voting services upon the request of, and for the jurisdictions selected by, the Fund in accordance with terms and conditions to be mutually agreed upon by the Custodian and the Fund.

3.4 Partial Redemptions, Payments, Etc. The Custodian shall promptly advise the Fund or its designee upon its notification of a partial redemption, partial payment or other action with respect to a Security affecting fewer than all such Securities held within the Account. If the Custodian, any Subcustodian, Depository or Foreign Depository holds any Securities affected by one of the events described, the Custodian, the Subcustodian, Depository or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

SECTION 4 – SETTLEMENT OF TRADES

4.1 Payments. Promptly after each purchase or sale of Securities by the Fund, an Authorized Person shall deliver to the Custodian Instructions specifying all information necessary for the Custodian to settle such purchase or sale. For the purpose of settling purchases of Securities, the Fund shall provide the Custodian with sufficient immediately available funds for all such transactions by such time and date as conditions in the relevant market dictate.

4.2 Contractual Settlement and Income. The Custodian may, as a matter of bookkeeping convenience, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until the Custodian’s actual receipt of final payment and may be reversed by the Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until the Custodian shall have received immediately available funds that under applicable local law, rule or practice are irreversible and not subject to any security interest, levy or other encumbrance, and that are specifically applicable to such transaction.

4.3 Trade Settlement. Transactions will be settled using practices customary in the jurisdiction or market where the transaction occurs. The Fund understands that when the Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Provided that the Custodian carries out its duties in accordance with its standard of care, the Fund assumes full responsibility for all risks involved in connection with the Custodian’s delivery of Securities pursuant to Authorized Instructions in accordance with local market practice.

SECTION 5 – DEPOSITS AND ADVANCES

5.1 Deposits. The Custodian may hold cash in Accounts or may arrange to have such cash held by a BNY Mellon Affiliate, Subcustodian, or with a Depository or Foreign Depository. Where cash is on deposit with the Custodian, a Subcustodian, or a BNY Mellon Affiliate, it will be subject to the terms of this Agreement and such deposit terms and conditions as may be issued by the Custodian or a BNY Mellon Affiliate or a Subcustodian, to the extent applicable, from time to time, including rates of interest and deposit account access.

5.2 Sweep and Float. Cash may be swept as directed by the Fund or its investment manager to investment vehicles offered by the Custodian or to other investment vehicles. Cash may be uninvested when it is received or reconciled to an Account after the deadline to be swept into a target vehicle, or when held for short periods of time during the course of transaction settlements. The Fund acknowledges that, as part of the Custodian’s compensation, the Custodian will earn interest on cash balances held by the Custodian, including disbursement balances and balances arising from purchase and sale transactions, as disclosed in the Custodian’s float policy.

5.3 Overdrafts and Indebtedness. The Custodian may, in its sole discretion, advance funds in any currency hereunder. If an overdraft occurs in an Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions, funds transfers or foreign exchange transactions) or if the Fund is for any other reason indebted to the Custodian, provided such indebtedness is not due to Custodian’s failure to carry out its duties in accordance with its standard of care, the Fund agrees to repay the Custodian on demand or upon becoming aware of the amount of the advance, overdraft or indebtedness, plus accrued interest at a rate then charged by the Custodian to its institutional custody clients in the relevant currency.

5.4 Securing Repayment. In order to secure repayment of the Series’ obligations to the Custodian, the Fund, on behalf of each of its Series hereby pledges and grants to the Custodian and agrees the Custodian shall have to the maximum extent permitted by law, a continuing first lien and security interest in, and right of setoff against: (a) all of the Series’ right, title and interest in and to all Accounts in the Series’ name and the Securities, money and other property now or hereafter held in such Accounts (including proceeds thereof) and (b) any other property at any time held by the Custodian for the Fund. The Fund, on behalf of each Series, represents that it owns, on behalf of each Series, the Securities in each respective Series’ Account free and clear of all liens, claims, security interests, and the first lien and security interest granted herein shall be subject to no setoffs, counterclaims, or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute). The Fund, on behalf of each Series’ shall take any additional steps required to assure the Custodian of such priority security interest, including notifying third parties or obtaining their consent. The Custodian shall be entitled to collect from the Accounts sufficient cash for reimbursement, and if such cash is insufficient, to sell the Securities in the Accounts to the extent necessary to obtain reimbursement. In this regard, the Custodian shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect.

5.5 Setoff. The Custodian has the right to debit any cash in a Series’ Accounts for any amount payable by the Series in connection with any and all obligations of the Fund, on behalf of such Series, to the Custodian whether or not relating to or arising under this Agreement. In addition to the rights of the Custodian under applicable law and other agreements, at any time when the Series shall not have honored any and all of its obligations to the Custodian, the Custodian shall have the right without notice to the Series to retain or set-off against such obligations of the Series any cash the Custodian or a BNY Mellon Affiliate may directly or indirectly hold for the Series, and any obligations (whether or not matured) that the Custodian or a BNY Mellon Affiliate may have to the Series in any currency. Any such asset of, or obligation to, the Series may be transferred to the Custodian and any BNY Mellon Affiliate in order to effect the above rights.

5.6 Bank Borrowings. If the Fund borrows money from any bank (including the Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by the Custodian, on behalf of a Series, hereunder as collateral for such borrowings, the Fund, on behalf of that Series, shall deliver to the Custodian Instructions specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the ‘40 Act and the Fund’s prospectus. The Custodian shall deliver on the borrowing date specified in Instructions the specified collateral against payment by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in Instructions to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Instructions the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

SECTION 6 – SALE AND REDEMPTION OF SHARES

6.1 Sale of Shares. Whenever the Fund shall sell any shares issued by the Fund (“Shares”) it shall deliver to Custodian a Certificate or Instructions, or cause the Transfer Agent to provide instructions, specifying the amount of money, if any, and/or the particular Securities and the amount of each Security to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

6.2 Redemption of Shares. Upon receipt of such money, if any, and such Securities, Custodian shall credit such money and/or Securities to an Account in the name of the Series for which such money and/or Securities were received. Except as provided hereinafter, whenever the Fund desires Custodian to make payment, if any, and a delivery of Securities out of the money and Securities held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian a Certificate or Instructions, or cause the Transfer Agent to provide instructions, specifying the total amount of money, if any, to be paid, and the particular Securities and amount of each Security to be delivered, for the redemption of such Shares. Custodian shall make any such payment and such delivery of Shares, as directed by a Certificate or Instructions or instructions of the Transfer Agent, out of the money and Securities held in an Account of the appropriate Series.

SECTION 7 – PAYMENT OF DIVIDENDS AND DISTRIBUTIONS

7.1 Determination to Pay. Whenever the Fund shall determine to pay a dividend or distribution on Shares the Fund or its agent shall furnish to the Custodian Instructions setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

7.2 Payment. Upon the payment date specified in such Instructions, the Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.

SECTION 8 – TAXES, REPORTS AND RECORDS

8.1 Tax Obligations. The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including interest and penalties, with respect to any cash and Securities held on behalf of the Fund and any transaction related thereto. To the extent that the Custodian has received relevant and necessary information with respect to the Account, the Custodian shall perform the following services with respect to Tax Obligations:

a. The Custodian shall, upon receipt of sufficient information, file claims for exemptions or refunds with respect to withheld foreign (non-United States) taxes in instances in which such claims are appropriate;

b. The Custodian shall withhold appropriate amounts, as required by United States tax laws, with respect to amounts received on behalf of nonresident aliens upon receipt of Instructions; and

c. The Custodian shall provide to the Fund such information received by the Custodian that could, in the Custodian’s reasonable belief (or upon Fund request), assist the Fund or its designee in the submission of any reports or returns with respect to Tax Obligations or reclaims. An Authorized Person shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

8.2 Pricing and Other Data. In providing Market Data related to the Account in connection with this Agreement, the Custodian is authorized to use Data Providers reasonably believed by Custodian to be reliable to provide such information. The Custodian may follow Authorized Instructions in providing pricing or other Market Data, even if such instructions direct the Custodian to override its usual procedures and Market Data sources. The Custodian shall be entitled to rely without inquiry on all Market Data (and all Authorized Instructions related to Market Data) provided to it, and the Custodian shall not be liable for any Losses incurred as a result of errors or omissions with respect to any Market Data utilized by the Custodian or the Fund hereunder. The Fund acknowledges that certain pricing or valuation information may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between such calculated amounts and actual market values may be material. The Custodian shall not be required to inquire into the pricing of any Securities or other assets even though the Custodian may receive different prices for the same Securities or assets. Market Data may be the intellectual property of the Data Providers, which may impose additional terms and conditions upon the Fund’s use of the Market Data. The additional terms and conditions can be found on the Data Terms Website. The Fund agrees to those terms as they are posted in the Data Terms Website from time to time. Certain Data Providers may not permit the Fund’s directed price to be used. Performance measurement and analytic services may use different data sources than those used by the Custodian to provide Market Data for the Account, with the result that different prices and other Market Data may apply.

8.3 Statements and Reports. The Custodian shall make available to the Fund an advice of daily transactions and a monthly report of all transfers to or from the Accounts and a statement of all holdings in the Accounts as of the last Business Day of each month. The Fund may elect to receive certain information electronically through the Internet to an email address specified by it for such purpose. By electing to use the Internet for this purpose, the Fund acknowledges that such transmissions are not encrypted and therefore are not secure. The Fund further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that the Custodian shall not be responsible for any loss, damage or expense suffered or incurred by the Fund or any person claiming by or through the Fund as a result of the use of such methods.

8.4 [RESERVED]

8.5 Books and Records. The books and records pertaining to the Fund which are in possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the ‘40 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during the Custodian’s normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, the Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained.

8.6 Required Disclosure. With respect to Securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires the Custodian to disclose to issuers, upon their request, the name, address and securities position of the Custodian’s clients who are “beneficial owners” (as defined in the Act) of the issuer’s Securities, unless the beneficial owner objects to such disclosure. The Act defines a “beneficial owner” as any person who has or shares the power to vote a security (pursuant to an agreement or otherwise) or who directs the voting of a security. The Fund represents that it is the beneficial owner of the Securities. As beneficial owner it has designated below whether it objects to the disclosure of its name, address and securities position to any U.S. issuer that requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Fund.

With respect to Securities issued outside the United States, the Custodian shall disclose information required by law, regulation, rules of a stock exchange or organizational documents of an issuer. The Custodian is also authorized to supply any information regarding the Accounts that is required by any law, regulation or rules now or hereafter in effect. The Fund agrees to supply the Custodian with any required information if it is not otherwise reasonably available to the Custodian.

Pursuant to this Section 8.6, as Beneficial Owner:

[     ] The Fund OBJECTS to disclosure

[     ] The Fund DOES NOT OBJECT to disclosure

IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM THE FUND.

8.7 Tools. From time to time the Custodian may make available to the Fund or its agent(s) certain computer programs, products, services, reports or information (including, without limitation, information obtained by the Custodian from third parties and information reflecting the Custodian’s input, evaluation and interpretation (collectively, “Tools”). Tools may allow the Fund or its agent(s) to perform certain analytic, accounting, compliance, reconciliation and other functions with respect to the Account. By way of example, Tools may assist the Fund or its agent(s) in analyzing the performance of investment managers appointed by the Fund, determining on a post-trade basis whether transactions for the Account comply with the Fund’s investment guidelines, evaluating assets at risk, and performing account reconciliations. Tools may be used only for the Fund’s internal purposes, and may not be resold, redistributed or otherwise made available to third parties. Tools are the sole and exclusive property of the Custodian and its suppliers. The Fund may not reverse engineer or decompile any computer programs provided by the Custodian comprising, or provided as a part of, any Tools. Information supplied by third parties may be incorrect or incomplete, and any information, reports, analytics or other services supplied by the Custodian that rely on information from third parties may also be incorrect or incomplete. All Tools are provided

“AS IS”, whether or not they are modified to meet specific needs of the Fund and regardless of whether the Custodian is compensated by the Fund for providing such Tools. THE CUSTODIAN DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE TOOLS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, THE CUSTODIAN AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY LOSS, COST, EXPENSE, DAMAGE, LIABILITY OR CLAIM SUFFERED OR INCURRED BY THE FUND, ITS AGENT(S) OR ANY OTHER PERSON AS A RESULT OF USE OF, INABILITY TO USE, OR RELIANCE UPON ANY TOOLS.

SECTION 9 – PROVISIONS REGARDING THE CUSTODIAN

9.1 Standard of Care. In performing its duties under this Agreement, the Custodian shall exercise the standard of care and diligence that a professional custodian would observe in these affairs.

9.2 Limitation of Duties and Liability. Notwithstanding anything contained elsewhere in this Agreement, the Custodian’s liability hereunder is limited, in instances where it has fulfilled its obligations hereunder in accordance with its standard of care, as follows:

a. The duties of the Custodian shall only be those specifically undertaken pursuant to this Agreement and shall be subject to such other limits on liability as are set out herein;

b. The Custodian shall not be liable for any Losses incurred by or asserted against Custodian except those Losses arising out of the Custodian’s negligence or willful misconduct, but only to the extent such Losses constitute direct money damages and Custodian agrees to indemnify the Fund against any such direct money damages arising as the result of Custodian’s negligence or willful misconduct;

c. The Custodian shall not be responsible for the title, validity or genuineness of any Securities or evidence of title thereto received by it or delivered by it pursuant to this Agreement or for Securities held hereunder being freely transferable or deliverable without encumbrance in any relevant market;

d. The Custodian shall not be responsible for the failure to receive payment of, or the late payment of, income or other payments due to the Account;

e. The Custodian shall have no duty to take any action to collect any amount payable on Securities in default or if payment is refused after due demand and presentment;

f. The Custodian may obtain the advice of outside counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice;

g. The Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account and shall have no liability with respect to the Fund’s or an Authorized Person’s decision to invest in Securities or to hold cash in any currency; and

h. The Custodian shall have no responsibility if the rules or procedures imposed by Depositories or Foreign Depositories, exchange controls, asset freezes or other laws, rules, regulations or orders at any time prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Securities or cash.

9.3 Losses. Under no circumstances shall a party be liable to, or be required to indemnify, the other party, or in the case of the Custodian any third party, for indirect, consequential or special damages arising in connection with this Agreement.

9.4 Gains. Where an error or omission has occurred under this Agreement, the Custodian may take such remedial action as it considers appropriate under the circumstances and, provided that the Fund is put in the same or equivalent position as it would have been in if the error or omission had not occurred, any favorable consequences of the Custodian’s remedial action shall be solely for the account of the Custodian, without any duty to report to the Fund any loss assumed or benefit received by it as a result of taking such action.

9.5 Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be responsible or liable for any failure to perform under this Agreement or for any Losses to the Account resulting from any event beyond the reasonable control of the Custodian, provided that the Custodian has taken commercially reasonable steps to mitigate such failure.

9.6 Fees. The Fund shall pay to the Custodian the fees and charges as may be specifically agreed upon from time to time and such other fees and charges at the Custodian’s standard rates for such services as may be applicable. The Fund shall also reimburse the Custodian for out-of-pocket expenses that are a normal incident of the services provided hereunder.

9.7 Indemnification. The Fund shall indemnify and hold harmless the Custodian from and against all Losses, including reasonable counsel fees and expenses in third party suits and in a successful defense of claims asserted by the Fund, relating to or arising out of the performance of the Custodian’s obligations under this Agreement, except for the Losses resulting from the Custodian’s negligence or willful misconduct. This provision shall survive the termination of this Agreement.

SECTION 10 – AMENDMENT; TERMINATION; ASSIGNMENT

10.1 Amendment. This Agreement may be amended only by written agreement between the Fund and the Custodian.

10.2 Termination. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company eligible to serve as a custodian of the Fund under the ‘40 Act. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, Custodian may designate a successor custodian which shall be a bank or trust company eligible to serve as custodian for the Fund under the ‘40 Act. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

10.3 Successors and Assigns. Neither the Fund nor the Custodian may assign this Agreement without the prior written consent of the other, except that (i) the Custodian may assign this Agreement to any BNY Mellon Affiliate. Any entity that shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the institutional custody business of the Custodian shall, upon such succession and without any appointment or other action by the Fund, be and become successor custodian hereunder. The Custodian agrees to provide notice of such successor custodian to the Fund. This Agreement shall be binding upon, and inure to the benefit of, the Fund and the Custodian and their respective successors and permitted assigns.

SECTION 11 – ADDITIONAL PROVISIONS

11.1 Confidentiality. Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Custodian and their respective subsidiaries and affiliated companies; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Custodian a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated by the disclosing party as Confidential Information. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations if: (i) it is necessary for Custodian to release such information in connection with the provision of services under this Agreement; (ii) it is already known to the receiving party at the time it is obtained; (iii) it is or becomes publicly known or available through no wrongful act of the receiving party; (iv) it is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (v) it is released by the protected party to a third party without restriction; (vi) it is requested or required to be disclosed pursuant to a subpoena, applicable law, regulation or judicial or regulatory process (each such disclosure a “Required Disclosure”); (vii) it is relevant to the defense of any claim or cause of action asserted against the receiving party; (viii) it has been or is independently developed or obtained by the receiving party; or it is necessary for Custodian to release such information to Custodian’s internal or external accountants or legal counsel who are subject to a duty of confidentiality. Other than with respect to supervisory examinations of Custodian by its regulators, Custodian agrees, where the circumstances reasonably permit, and to the extent permitted by law, to provide the Fund with prior notice of any Required Disclosure. Custodian acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information (“Portfolio Information”) with respect to the Fund. Custodian agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 11.1 (other than the exception set forth above in this Section 11.1 as sub-item (i), which exception set forth in sub-item (i) shall not be applicable to the Fund’s Portfolio Information), Custodian will keep confidential the Fund’s Portfolio Information and will not disclose the Fund’s Portfolio Information other than pursuant to a written Certificate or Instructions; provided that without the need for such a written Certification or Instructions and notwithstanding any other provision of this Section 11.1 to the contrary, the Fund’s Portfolio Information may be disclosed to third party pricing services which are engaged by Custodian in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Portfolio Information and to its regulators. Nothing contained herein shall be deemed to prevent Custodian from including certain information related to Securities holdings and Securities transactions in certain internally compiled blind or aggregated data, provided that such information is used without any attribution, either directly or indirectly by implication.

11.2 Non-Custody Assets. As an accommodation to the Fund, the Custodian may provide consolidated recordkeeping services pursuant to which the Custodian reflects on statements securities and other assets not held by, or under the control of, the Custodian. Non-Custody Assets shall be designated on Custodian’s books as “shares not held” or by other similar characterization. The Fund acknowledges and agrees that it shall have no security entitlement against the Custodian with respect to Non-Custody Assets, that the Custodian shall rely, without independent verification, on information provided by the Fund, its designee or the entity having custody regarding Non-Custody Assets (including but not limited to positions and market valuations), and that the Custodian shall have no responsibility whatsoever with respect to Non-Custody Assets or the accuracy of any information maintained on the Custodian’s books or set forth on account statements concerning Non-Custody Assets.

11.3 Appropriate Action. The Custodian is hereby authorized and empowered, in its sole discretion, to take any action with respect to an Account that it deems necessary or appropriate in carrying out the purposes of this Agreement.

11.4 Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflicts of law provisions. The parties consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute hereunder. The Fund irrevocably waives any objection it may now or hereafter have to venue in such court and any claim that a proceeding brought in such court has been brought in an inconvenient forum. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement. The parties agree that the establishment and maintenance of the Accounts, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the state of New York.

11.5 USA PATRIOT Act. The Fund hereby acknowledges that the Custodian is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Custodian must obtain, verify and record information that allows the Custodian to identify the Fund. Accordingly, prior to opening an Account hereunder, the Custodian will ask the Fund to provide certain information including, but not limited to, the Fund’s name, physical address, tax identification number and other information that will help the Custodian to identify and verify the Fund’s identity, such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Fund agrees that the Custodian cannot open an Account hereunder unless and until the Custodian verifies the Fund’s identity in accordance with the Custodian’s CIP.

11.6 Non-Fiduciary Status. The Fund hereby acknowledges and agrees that the Custodian is not a fiduciary by virtue of accepting and carrying out its obligations under this Agreement, is not acting as a collateral agent and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its services hereunder.

11.7 Fund Obligations. (1) It is expressly acknowledged and agreed that the obligations of the Fund hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Fund, in their individual capacity, but solely as an agent for the Fund. The execution and delivery of this Agreement have been authorized by the trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in its organizational documents.

(2) The Custodian acknowledges that obligations or liabilities of a Series refer to obligations or liabilities of that Series only and such obligations or liabilities shall be satisfied only from the assets of such Series and not from the assets of any other Series.

11.8 Notices. Notices shall be in writing and shall be addressed to the Custodian or the Fund at the address set forth on the signature page or such other address as either party may designate in writing to the other. All notices shall be effective upon receipt.

11.9 Entire Agreement. This Agreement and any related fee agreement constitute the entire agreement with respect to the matters dealt with herein, and supersede all previous agreements, whether oral or written, and documents with respect to such matters.

11.10 Necessary Parties. All of the understandings, agreements, representations and warranties contained herein are solely for the benefit of the Fund and the Custodian, and there are no other parties who are intended to be benefited by this Agreement.

11.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts when taken together shall constitute but one and the same instrument and may be sufficiently evidenced by one set of counterparts.

11.12 Customer Right of Access. BNY Mellon shall, upon Customer’s request, provide Customer with a summary of the results of its latest SSAE-16 or equivalent control audit prepared by BNY Mellon’s external auditors. In addition and no more than annually, BNY Mellon will participate in Customer’s reasonable information security questionnaire processes. Upon reasonable request, BNY Mellon will arrange for its relevant subject matter experts to meet with the relevant subject matter experts of Customer once annually to review BNY Mellon’s security controls and any deficiencies identified in the SSAE-16 audit report. Customer may view BNY Mellon’s security-related policies and procedures, however, no documentation may be copied, shared, transmitted or removed from BNY Mellon premises, except as mutually agreed. The parties shall mutually agree upon a convenient time and place for such meeting. Not more than once each year, and subject to BNY Mellon’s reasonable security requirements and availability of personnel, BNY Mellon will at Customer’s request arrange a tour of BNY Mellon’s data processing facilities for Customer’s subject matter experts. BNY Mellon will also, subject to its reasonable security requirements, permit site visits of its data processing facilities by governmental agencies with regulatory authority over Customer. In the event that the Customer identifies any control deficiencies, BNY Mellon will discuss such findings with Customer and if appropriate the parties shall work together to develop a mutually agreeable remediation plan. All nonpublic documentation and information disclosed to Customer in accordance with this Section shall be deemed proprietary and confidential information of BNY Mellon. Customer shall not disclose such documentation or information to any third party or use it for any purpose other than evaluating BNY Mellon’s security controls, except that Customer may disclose BNY Mellon’s SSAE-16 summary to Customer’s external auditors provided that such external auditors are required to maintain the confidentiality of the summary and any related information. Customer shall reimburse BNY Mellon for any costs and expenses incurred in connection with any review of BNY Mellon’s security controls.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Authorized Signer of:		Authorized Officer of:

[POWERSHARES]		THE BANK OF NEW YORK MELLON

By:	/s/ Anna Paglia	By:	/s/ Peter D. Holland
Name:	Anna Paglia	Name:	Peter D. Holland
Title:	Secretary	Title:	Managing Director
Date:	June 17, 2013	Date:

Address for Notice:		Address for Notice:

The Bank of New York Mellon
PowerShares Capital Management LLC		c/o BNY Mellon Asset Servicing
3500 Lacey Road, Suite 700
Downers Grove, IL 60515

Attention:	Anna Paglia	Attention:

SCHEDULE I

AMENDED AND RESTATED SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of each PowerShares trust listed herein, and that the following funds are included under the Custody Agreement dated June 17, 2013, by and between the such trusts and the Bank of New York Mellon.

June 27, 2017

PowerShares Exchange-Traded Fund Trust

1.	PowerShares Aerospace & Defense Portfolio
2.	PowerShares BuyBack AchieversTM Portfolio
3.	PowerShares Cleantech Portfolio
4.	PowerShares Dividend AchieversTM Portfolio
5.	PowerShares DWA Momentum Portfolio
6.	PowerShares DWA Basic Materials Momentum Portfolio
7.	PowerShares Dynamic Biotechnology & Genome Portfolio
8.	PowerShares Dynamic Building & Construction Portfolio
9.	PowerShares DWA Consumer Cyclicals Momentum Portfolio
10.	PowerShares DWA Consumer Staples Momentum Portfolio
11.	PowerShares Dynamic Energy Exploration & Production Portfolio
12.	PowerShares DWA Energy Momentum Portfolio
13.	PowerShares DWA Financial Momentum Portfolio
14.	PowerShares Dynamic Food & Beverage Portfolio
15.	PowerShares DWA Healthcare Momentum Portfolio
16.	PowerShares DWA Industrials Momentum Portfolio
17.	PowerShares Dynamic Large Cap Growth Portfolio
18.	PowerShares Russell Top 200 Equal Weight Portfolio
19.	PowerShares Dynamic Large Cap Value Portfolio
20.	PowerShares Dynamic Leisure and Entertainment Portfolio
21.	PowerShares Dynamic Market Portfolio
22.	PowerShares Dynamic Media Portfolio
23.	PowerShares Russell Midcap Pure Growth Portfolio
24.	PowerShares Russell Midcap Equal Weight Portfolio
25.	PowerShares Russell Midcap Pure Value Portfolio
26.	PowerShares Dynamic Networking Portfolio
27.	PowerShares Dynamic Oil & Gas Services Portfolio
28.	PowerShares DWA NASDAQ Momentum Portfolio
29.	PowerShares Dynamic Pharmaceuticals Portfolio
30.	PowerShares Dynamic Retail Portfolio
31.	PowerShares Dynamic Semiconductors Portfolio
32.	PowerShares Russell 2000 Pure Growth Portfolio
33.	PowerShares Russell 2000 Equal Weight Portfolio
34.	PowerShares Russell 2000 Pure Value Portfolio
35.	PowerShares Dynamic Software Portfolio
36.	PowerShares DWA Technology Momentum Portfolio
37.	PowerShares DWA Utilities Momentum Portfolio
38.	PowerShares Financial Preferred Portfolio
39.	PowerShares FTSE RAFI US 1000 Portfolio
40.	PowerShares FTSE RAFI US 1500 Small-Mid Portfolio
41.	PowerShares Russell Top 200 Pure Growth Portfolio
42.	PowerShares Russell Top 200 Pure Value Portfolio
43.	PowerShares Global Listed Private Equity Portfolio
44.	PowerShares Golden Dragon China Portfolio
45.	PowerShares High Yield Equity Dividend Achievers Portfolio
46.	PowerShares International Dividend Achievers Portfolio

47.	PowerShares NASDAQ Internet Portfolio
48.	PowerShares S&P 500® BuyWrite Portfolio
49.	PowerShares S&P 500® Quality Portfolio
50.	PowerShares Water Resources Portfolio
51.	PowerShares Wilderhill Clean Energy Portfolio
52.	PowerShares Wilderhill Progressive Energy Portfolio
53.	PowerShares Zacks Micro Cap Portfolio

PowerShares Exchange-Traded Fund Trust II

1.	PowerShares 1-30 Laddered Treasury Portfolio
2.	PowerShares CEF Income Composite Portfolio
3.	PowerShares Contrarian Opportunities Portfolio
4.	PowerShares Chinese Yuan Dim Sum Bond Portfolio
5.	PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio
6.	PowerShares DWA Developed Markets Momentum Portfolio
7.	PowerShares DWA Emerging Markets Momentum Portfolio
8.	PowerShares DWA Momentum & Low Volatility Rotation Portfolio
9.	PowerShares DWA SmallCap Momentum Portfolio
10.	PowerShares DWA Tactical International Rotation Portfolio
11.	PowerShares DWA Tactical Multi-Asset Income Portfolio
12.	PowerShares DWA Tactical Sector Rotation Portfolio
13.	PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio
14.	PowerShares Emerging Markets Infrastructure Portfolio
15.	PowerShares Emerging Markets Sovereign Debt Portfolio
16.	PowerShares Europe Currency Hedged Low Volatility Portfolio
17.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
18.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio
19.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
20.	PowerShares FTSE RAFI Emerging Markets Portfolio
21.	PowerShares FTSE International Low Beta Equal Weight Portfolio
22.	PowerShares Fundamental High Yield® Corporate Bond Portfolio
23.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio
24.	PowerShares Global Agriculture Portfolio
25.	PowerShares Global Clean Energy Portfolio
26.	PowerShares Global Gold and Precious Metals Portfolio
27.	PowerShares Global Short Term High Yield Bond Portfolio
28.	PowerShares Global Water Portfolio
29.	PowerShares California AMT-Free Municipal Bond Portfolio
30.	PowerShares National AMT-Free Municipal Bond Portfolio
31.	PowerShares New York AMT-Free Municipal Bond Portfolio
32.	PowerShares International BuyBack AchieversTM Portfolio
33.	PowerShares International Corporate Bond Portfolio
34.	PowerShares Japan Currency Hedged Low Volatility Portfolio
35.	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio
36.	PowerShares KBW Bank Portfolio
37.	PowerShares KBW High Dividend Yield Financial Portfolio
38.	PowerShares KBW Premium Yield Equity REIT Portfolio
39.	PowerShares KBW Property & Casualty Insurance Portfolio
40.	PowerShares KBW Regional Banking Portfolio
41.	PowerShares Preferred Portfolio
42.	PowerShares PureBeta FTSE Developed ex-North America Portfolio
43.	PowerShares PureBeta FTSE Emerging Markets Portfolio
44.	PowerShares PureBeta MSCI USA Portfolio
45.	PowerShares PureBeta MSCI USA Small Cap Portfolio
46.	PowerShares PureBeta US Aggregate Bond Portfolio
47.	PowerShares PureBeta 0-5 Yr US TIPS Portfolio

48.	PowerShares Russell 1000 Enhanced Equal Weight Portfolio
49.	PowerShares Russell 1000 Equal Weight Portfolio
50.	PowerShares Russell 1000 Low Beta Equal Weight Portfolio
51.	PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio
52.	PowerShares S&P 500® High Beta Portfolio
53.	PowerShares S&P 500® High Dividend Low Volatility Portfolio
54.	PowerShares S&P 500® Low Volatility Portfolio
55.	PowerShares S&P 500 Minimum Variance Portfolio
56.	PowerShares S&P 500 Momentum Portfolio
57.	PowerShares S&P 500 Value Portfolio
58.	PowerShares S&P 500 Value With Momentum Portfolio
59.	PowerShares S&P Emerging Markets Momentum Portfolio
60.	PowerShares S&P Emerging Markets Low Volatility Portfolio
61.	PowerShares S&P International Developed High Dividend Low Volatility Portfolio
62.	PowerShares S&P International Developed Momentum Portfolio
63.	PowerShares S&P International Developed Low Volatility Portfolio
64.	PowerShares S&P International Developed Quality Portfolio
65.	PowerShares S&P MidCap Low Volatility Portfolio
66.	PowerShares S&P SmallCap Consumer Discretionary Portfolio
67.	PowerShares S&P SmallCap Consumer Staples Portfolio
68.	PowerShares S&P SmallCap Energy Portfolio
69.	PowerShares S&P SmallCap Financials Portfolio
70.	PowerShares S&P SmallCap Health Care Portfolio
71.	PowerShares S&P SmallCap High Dividend Low Volatility Portfolio
72.	PowerShares S&P SmallCap Industrials Portfolio
73.	PowerShares S&P SmallCap Information Technology Portfolio
74.	PowerShares S&P SmallCap Low Volatility Portfolio
75.	PowerShares S&P SmallCap Materials Portfolio
76.	PowerShares S&P SmallCap Quality Portfolio
77.	PowerShares S&P SmallCap Utilities Portfolio
78.	PowerShares Senior Loan Portfolio
79.	PowerShares Taxable Municipal Bond Portfolio
80.	PowerShares Treasury Collateral Portfolio
81.	PowerShares Variable Rate Preferred Portfolio
82.	PowerShares VRDO Tax-Free Weekly Portfolio

PowerShares Actively Managed Exchange-Traded Fund Trust

1.	PowerShares Active U.S. Real Estate Fund
2.	PowerShares Balanced Multi-Asset Allocation Portfolio
3.	PowerShares Conservative Multi-Asset Allocation Portfolio
4.	PowerShares Government Collateral Pledge Portfolio
5.	PowerShares Growth Multi-Asset Allocation Portfolio
6.	PowerShares Moderately Conservative Multi-Asset Allocation Portfolio
7.	PowerShares Multi-Strategy Alternative Portfolio
8.	PowerShares S&P 500® Downside Hedged Portfolio
9.	PowerShares Variable Rate Investment Grade Portfolio

PowerShares Actively Managed Exchange-Traded Commodity Fund Trust

1.	PowerShares Agriculture Commodity Strategy No K-1 Portfolio
2.	PowerShares Base Metals Commodity Strategy No K-1 Portfolio
3.	PowerShares Bloomberg Commodity Strategy Portfolio
4.	PowerShares Optimum Yield Diversified Commodity Strategy No K-1Portfolio
5.	PowerShares Energy Commodity Strategy No K-1 Portfolio

THE BANK OF NEW YORK MELLON

By:
(signature)

(name)

(title)

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:
(signature)

Dan Draper
(name)

President
(title)

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:
(signature)

Dan Draper
(name)

President
(title)

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:
(signature)

Dan Draper
(name)

President
(title)

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED COMMODITY FUND TRUST

By:
(signature)

Dan Draper
(name)

President
(title)